EXHIBIT 10.2

Execution Version
AMENDMENT No. 1, dated as of May 7, 2021 (this “Amendment”), to the Credit Agreement, dated as of October 14, 2020 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BALDWIN RISK PARTNERS, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors from time to time party thereto, the several Lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Capitalized terms used but not defined herein having the meaning provided in the Credit Agreement (as amended hereby).
WHEREAS, Section 11.1(b)(viii) of the Credit Agreement permits amendments to Section 7.1 of the Credit Agreement with the written consent of the Majority Revolving Lenders;
WHEREAS, the parties hereto wish to amend the Credit Agreement on the terms and subject to the conditions set forth herein and in the Credit Agreement;
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as fol-lows:
Section 1.    Amendment. Section 7.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“7.1    Financial Covenants.
(a)    The Borrower shall not, without the written consent of the Majority Revolving Lenders, permit the Total First Lien Net Leverage Ratio determined on a Pro Forma Basis as at the last day of (i) the Test Period ending December 31, 2020 to exceed 5.0 to 1.00 and (ii) any Test Period thereafter, commencing with the Test Period ending March 31, 2021, to exceed 6.00 to 1.00.
(b)    [Reserved].”
Section 2.    Representations and Warranties. The Borrower represents and warrants to the Majority Revolving Lenders as of the Amendment No. 1 Effective Date that:
(a)    The Borrower is duly organized (or where applicable in the relevant jurisdiction, registered or incorporated), validly existing and (where applicable in the relevant jurisdiction) in good standing under the laws of the jurisdiction of its organization, registration or incorporation, as the case may be, (b) has the power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is in compliance with all Requirements of Law, except in the case of clauses (a) (except as it relates to the due organization and valid existence of the Borrower), (b) and (c) above, to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
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(b)    The Borrower has the power and authority, and the legal right, to enter into, make, deliver and perform this Amendment and the other Loan Documents to which it is a party. The Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment.
(c)    The Borrower has duly executed and delivered this Amendment and upon such execution, this Amendment will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by such Legal Reservations.
(d)    Neither the execution, delivery or performance by the Borrower of this Amendment nor compliance with the terms and provisions hereof nor the other transactions contemplated hereby will (a) violate any Contractual Obligation of the Borrower or any Group Member (except, individually or in the aggregate, as would not reasonably be expected to result in a Material Adverse Effect), or violate any material Requirement of Law or the Organizational Documents of the Borrower and (ii) result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law, any such Organizational Documents or any such Contractual Obligation (other than the Liens created by the Security Documents and other than any other Permitted Liens) except, individually or in the aggregate, as would not reasonably be expected to result in a Material Adverse Effect.
(e)    Before and after giving effect to this Amendment, each of the representations and warranties made by the Borrower herein or pursuant to the Loan Documents are true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty are accurate in all respects) on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty are accurate in all respects) as of such earlier date.
(f)    At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
Section 3.    Conditions to Effectiveness of Amendment. This Amendment shall become effective on the first Business Day on which all of the following conditions are satisfied (the “Amendment No. 1 Effective Date”):
(a)    The Administrative Agent shall have received (i) from the Administrative Agent, (ii) from the Majority Revolving Lenders and (iii) from the Borrower, either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment; and
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(b)    The Agent shall have received all fees and other amounts due and payable on or prior to the Amendment No. 1 Effective Date, including, to the extent invoiced at least three (3) Business Days prior to the Amendment No. 1 Effective Date, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel (not to exceed $10,000 in connection with this Amendment)) required to be reimbursed or paid by any Loan Party pursuant to Section 11.5(a) of the Credit Agreement.
Section 4.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by electronic imaging shall be as effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 5.    Governing Law; Submission to Jurisdiction; Waivers, Waivers of Jury Trial. The applicable law, submission to jurisdiction and waiver provisions set forth in Sections 11.13, 11.14 and 11.18 of the Credit Agreement shall apply to this Amendment, mutatis mutandis.
Section 6.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 7.    Effect of Amendment. This Amendment shall not constitute a novation of the Credit Agreement or any of the Loan Documents. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. By executing and delivering a copy hereof, the Borrower hereby consents to this Amendment and the transactions contemplated hereby and hereby ratifies and reaffirms its pledges and grants of security interests, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and agrees that, after giving effect to this Amendment, such pledges and grants of security interests, and the terms of each of the Security Documents to which it is a party, shall continue to be in full force and effect, including to secure the Obligations. For the avoidance of doubt, on and after the Amendment No. 1 Effective Date, this Amendment shall for all purposes constitute a “Loan Document”.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BALDWIN RISK PARTNERS, LLC, as the Borrower

By:	/s/ Trevor Baldwin
Name: Trevor Baldwin
Title: Authorized Representative

[BRP - Signature Page to Amendment No. 1]

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and as Revolving Agent

By:	/s/ Edyn Hengst
Name: Edyn Hengst
Title: Authorized Officer

[BRP - Signature Page to Amendment No. 1]

BANK OF AMERICA, N.A., as Revolving Agent

By:	/s/ Cameron Cardozo
Name: Cameron Cadozo
Title: Senior Vice President

[BRP - Signature Page to Amendment No. 1]

Wells Fargo Bank, NA, as Revolving Lender

By:	/s/ William R. Goley
Name: William R. Goley
Title: Managing Director

[BRP - Signature Page to Amendment No. 1]

Capital One, National Association, as Revolving
Lender

By:	/s/ Thomas Lawler
Name: Thomas Lawler
Title: Senior Vice President

[BRP - Signature Page to Amendment No. 1]

Cadence Bank, N.A., as Revolving Lender

By:	/s/ Leslie Fredericks
Name: Leslie Fredericks
Title: Senior Vice President

[BRP - Signature Page to Amendment No. 1]

Lake Forest Bank & Trust Company, N.A., a
subsidiary of Wintrust Financial Corporation, as Revolving
Lender

By:	/s/ Lena Dawson
Name: Lena Dawson
Title: Senior Vice President

[BRP - Signature Page to Amendment No. 1]